UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2014

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, Ste 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2014, the Company and Harold H. Shlevin, Ph.D., the Company’s Chief Operating Officer, entered into an Amended and Restated Employment Agreement (the “Agreement”), which Agreement supersedes the Employment Agreement, dated August 27, 2012, by and between the Company and Dr. Shlevin. The Agreement provides for an initial term from December 11, 2014 through December 31, 2015, and automatically renews for additional one-year periods unless otherwise terminated pursuant to the terms of the Agreement by either party. In accordance with the terms of the Agreement, Dr. Shlevin will continue to receive a base salary of $230,000 per year and is eligible to receive an annual performance bonus, based on the achievement of individual and/or Company performance goals established by the Company’s compensation committee. Dr. Shlevin’s target performance bonus opportunity will not be less than thirty percent (30%) of his base salary as of the close of the applicable calendar year.

The foregoing description of the Agreement is a summary only and is qualified by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.:

10.1	Amended Employment Agreement entered into December 11, 2014, between Galectin Therapeutics Inc. and Harold H. Shlevin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.

Date: December 12, 2014	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer

Exhibit Index

10.1	Amended Employment Agreement entered into December 11, 2014, between Galectin Therapeutics Inc. and Harold H. Shlevin